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                                EXHIBIT TO S-4
                            REGISTRATION STATEMENT
                                 EXHIBIT 23.B
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                       Consent of McGladrey & Pullen, LLP


As independent public accountants, we hereby consent to the use in the Registration s Statement on Form S-4 relating to the proposed merger of United Financial Bancorp, Inc., with and into National City Bancshares, Inc., of our report dated January 18, 1995, which appears on page 15 of the annual report to stockholders of National City Bancshares, Inc. We also consent to the reference to our Firm under the caption of "Expert" in the Registration Statement.


/s/ McGladrey & Pullen LLP

Champaign, Illinois

June 26, 1995